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                                                                    Exhibit 10.8


                              EMPLOYMENT AGREEMENT


         BY THIS EMPLOYMENT AGREEMENT (the "Agreement") made and entered into this 31st day of March, 1998, SuperShuttle International, Inc., a Delaware corporation ("Employer") and Steve Allan ("Employee"), state, confirm and agree as follows:

                                   I. RECITALS

         1.1 Employer is engaged in the business of providing transportation, over land, to passengers for hire, including, by way of example, transportation to and from airports, ports or stations of embarkation for travel, but excluding the operation of taxis ("Employer's Business"). For purposes of this Agreement, Employer's Business is that which is conducted in the counties set forth on Exhibit "A" hereto (the "Market Area").

         1.2 Employer has acquired substantially all of the assets of Preferred Transportation, Inc. ("PTI"), pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of March 31, 1998, by and among Employer, PTI and the stockholders of PTI.

         1.3 Employee is now a key employee of Employer, having substantial knowledge and expertise in, and having personal relationships affecting, the operations, business contacts, trade secrets, customer lists, marketing strategies and other confidential matters of critical significance to the conduct of Employer's Business and its future prospects (the "Trade Secrets"). The loss of Employee during the term of this Agreement, or the aid or assistance to any competitor of Employer by Employee or direct competition of Employee respecting Employer's Business within the Market Area would materially and irreparably injure Employer.

         1.4 Employer desires to hire Employee, and Employee desires to accept such employment, on the terms and conditions hereinafter set forth.

                                 II. AGREEMENTS

         2.1 Employment. Employer hereby employs Employee, and Employee hereby accepts such employment from Employer, on the terms and conditions set forth in this Agreement.

         2.2 Term. Subject to the provisions for termination and extension as hereinafter provided, the term of this Agreement shall commence on March 31, 1998, and shall continue until March 31, 2001.

         2.3 Duties and Positions with Employer. During the term of this Agreement, it is intended that Employee will serve as President of Employer's subsidiary, PTI, and in such other additional positions as the Board may from time to time determine. Employee will faithfully and diligently perform all duties commensurate with such positions, including those duties directed by the Board of Directors of Employer, as well as those set forth in the Bylaws of Employer which relate to such positions.
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         2.4 Service as Director. If the Employee is elected or appointed as a
Director of Employer during all or any portion of the term of this Agreement, the Employee shall serve in such capacity without additional compensation.

         2.5 Compensation. Employee will receive the following compensation for his services during his term of employment:

                  (a) A minimum base salary of $125,000 per year, which, after withholding and other required deductions, shall be paid in equal installments in accordance with such salary payment policies as may be established by Employer from time to time;

                  (b) An incentive bonus tied to the pre-tax earnings of PTI or its successor organization;

                  (c) Participation in any pension or profit-sharing plan, stock purchase plan, group benefit plan, medical plan, bonus plan and/or other benefit plans, either currently in effect or as may be established from time to time by the Board of Directors of Employer, for which Employee, as an officer of Employer, may be eligible to participate; and

                  (d) Such other compensation or allowances as may from time to time be granted to Employee by the Board of Directors of Employer, including any bonuses if recommended by the Compensation Committee of the Board of Directors and approved by the Board of Directors.

         2.6 Fringe Benefits. In addition to all other compensation provided herein, the Employee shall be reimbursed for all out of pocket expenses related to the performance of his duties hereunder in accordance with Employer's reimbursement policies and shall be entitled to receive or participate in such additional fringe benefits as the Board of Directors of Employer may from time to time establish for its salaried personnel, including pension or profit sharing plan contributions, life, health, medical or disability insurance coverage, vacation and sick leave benefits.

         2.7      Termination.

                  (a) Death. In the event of the Employee's death during the term of this Agreement, this Agreement shall thereupon terminate and Employer shall pay to the Employee's beneficiary or estate, as that term is hereinafter defined, the pro rata portion of the Employee's salary which was earned but unpaid at the date of the Employee's death. In addition, Employer shall pay to the Employee's beneficiary or estate a death benefit in an amount to be determined by the Employer's Board of Directors.


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                  As used herein, the term "beneficiary or estate" means the person or persons designated by the Employee in the last written notice delivered to the Employer during his lifetime, or in the absence of such written notice, such person or persons designated by the Employee in his last will and testament specifically to receive Employee's benefits under the terms of this Agreement, or, in the absence of both written notice and such a designation, the Employee's estate. In the event that the Employee should during his lifetime designate a person or persons other than his spouse as beneficiary or beneficiaries in such written notice, such notice to be valid must contain the signed consent of the Employee's spouse.

                  (b) Permanent Disability. In the event the Employee should become permanently disabled during the term of this Agreement, then this Agreement shall terminate. For the purposes hereof, "permanent disability" shall mean that disability resulting from injury, disease or other cause, whether mental or physical, which incapacitates the Employee from performing his normal duties as an employee, which appears to be permanent in nature and contemplates the continuous, necessary and substantially complete loss of all professional activities.

                  (c) Partial Disability. If the Employee should become partially disabled, Employee shall be entitled to his salary as provided herein for a period of ninety (90) days following the commencement of such disability. At the end of such ninety (90) day period, if the Employee remains partially disabled, his salary shall be reduced according to the amount of time Employee is able to devote to the Employer's business.

                  (d) Temporary Disability. In the event the Employee should become disabled, and such disability is not partial, as defined above, such disabled Employee shall be entitled to his salary for a period of ninety (90) days. If such temporary disability continues longer than such ninety (90) day period, then Employee shall be deemed to have become permanently disabled for the purposes of this Agreement at the end of said ninety (90) day period.

                  (e) Voluntary Withdrawal. The Employee may voluntarily terminate his employment hereunder by giving at least sixty (60) days prior written notice to the Board of Directors of the Employer of his intention to withdraw. Such notice shall specify the end of a calendar month as the termination date.

                  (f) Dismissal. Employer may terminate Employee's employment under this Agreement at any time with or without cause (defined below) by giving at least thirty (30) days written notice to the Employee at his address as listed on the Employer's records specifying the effective date of termination (the


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         "Termination Date"). In the event of dismissal, payments for compensation and charges for expenses shall be prorated to the date of termination.

         2.8 Termination for Cause. This Agreement may be terminated for cause in the event that (a) Employee refuses to follow a reasonable and lawful order or direction, consistent with Employee's duties hereunder, of the Chief Executive Officer of Employer or the Board of Directors of Employer, (b) in the course of Employee's duties under this Agreement, Employee engages in willful misconduct, dishonesty or reckless disregard of Employee's responsibilities; or
(c) Employee is convicted of a felony. Termination for cause will also include Employee's disability rendering Employee unable to perform his duties hereunder for a period of ninety (90) consecutive days. Upon any termination under this Paragraph 2.8, Employee or Employee's estate, as the case may be, will be entitled to receive only that compensation due Employee through the date of termination.

         2.9 Termination Other than for Cause. In the event that Employee is terminated for any reason other than as set forth in Paragraph 2.8 above or Employee's death:

                  (a) Employee will receive a severance payment equal to one times his annual base salary in effect immediately prior to his termination and the continuation of health care benefits for the one
         (1) year period following the effective date of termination of employment or until Employee obtains new employment, net of with-holding and other deductions required by law; and

                  (b) Employee will have the right at any time within ninety
         (90) days of the date of termination to exercise all unexercised vested options granted to Employee under Employer's 1998 Stock Option Plan.

                      The payments provided for in Section 2.9(a) shall be made not later than the fifth day following the termination date. Notwithstanding the foregoing, Employer may elect to pay any amounts hereunder in monthly installments for the one (1) year period in accordance with Employer's normal pay days.

         2.10 Covenant Not to Compete. Employee shall during the term or extended term of this Agreement, and for a period of three (3) years thereafter, exercise his best good faith efforts to pursue and protect the Trade Secrets from disclosure or access to, or use by, any competitor or potential competitor of Employer and its subsidiaries. Employee shall not during the term or extended term of this Agreement, and for a period of three (3) years thereafter, (a) induce or encourage any other employee of Employer or its subsidiaries to become employed by or to provide any Trade Secrets to any competitor or potential competitor of Employer or its subsidiaries; (b) during the term or extended term of this Agreement, and for a period of three (3) years thereafter, own (directly or indirectly), manage, serve as an officer, director or partner of, or otherwise (whether actively or by passive investment) become associated with any person or entity engaged in a business in competition with Employer's Business in the Market Area.


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The foregoing covenants by Employee shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Employee against the Employer whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of said covenants. If any of the covenants of Employee set forth in this paragraph shall be deemed too broad to be enforceable by judicial process, then such covenants shall be reduced to such levels as shall be so enforceable and shall be enforced as reduced.

         2.11 Representations and Warranties. The Employee hereby represents and warrants that the execution of this Agreement and the discharge of his obligations hereunder will not breach or conflict with any other contracts, agreements, covenants or understandings, either oral or written, between the Employee and any other party or parties.

         2.12 Assignment. This Agreement and the associated rights, interests and benefits shall not be assigned, transferred, pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process. Any attempt to assign, transfer, pledge or hypothecate or make any other disposition of this Agreement or of such rights, interests and benefits contrary to the foregoing provision or the levy of any attachment or similar process thereupon, shall be null and void and without effect and shall relieve the Employer and Employee of any and all liability hereunder.

         2.13 Attorneys' Fees. In the event either party hereto institutes an action or other proceeding to enforce any rights arising under this Agreement, the party prevailing in such action or other proceeding shall be paid all reasonable costs and attorneys' fees by the other party, such fees to be set by court and not by the jury.

         2.14 Notices. Any notice or communication to be given under the terms of this Agreement ("Notice") shall be in writing and delivered in person or deposited, certified or registered, in the United States mail, postage prepaid, addressed as follows:

         If to Employer:                    SuperShuttle International, Inc.
                                            4610 South 35th Street
                                            Phoenix, Arizona 85040
                                            Attn:  R. Brian Wier, President
                                                   and Chief Executive Officer




         If to Employee:                    Steve Allan
                                            Preferred Transportation, Inc.
                                            1430 South Anaheim
                                            Anaheim, CA 92805


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or at such other address as either party may from time to time designate by
Notice hereunder. Notices shall be effective upon delivery in person or three business days after the date of mailing.

         2.15 Modifications and Amendments. This Agreement shall not be altered or amended except by a written agreement signed by the parties hereto.

         2.16 Entire Agreement. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties hereto and supersedes all prior understandings or agreements whether oral or in writing.

         2.17 Benefit and Binding Effect. Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the Employer and its successors and assigns, including any corporation, person or other entity which may acquire all or substantially all of the assets of the business of Employer or any other corporation with or into which Employer is consolidated or merged, and the Employee and his heirs, executors, administrators and legal representatives; provided, however, that the obligations of Employee hereunder may not be delegated or assigned.

         2.18 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflict of laws principles thereof.

         2.19 Headings; Interpretation; Gender. The paragraph headings used herein are for convenience and reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement. When used in this Agreement, the term "including" shall mean without limitation by reason of enumeration. Words used herein in the singular shall include the plural and words used herein in the masculine gender shall include the feminine in all cases where such would apply.

         2.20 Waiver. The failure of either party to insist, in any one or more instances, upon strict performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition, but the obligations of either party with respect thereto shall continue in full force and effect.

         2.21 Severability. In the event that any portion of this Agreement may be held to be invalid or unenforceable for any reason whatsoever, it is agreed that said invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms and conditions, or portions thereof, shall remain in full force and effect, and any court of competent jurisdiction may so modify the objectionable provisions as to make it valid, reasonable and enforceable.


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         2.22 Entire Agreement. This Agreement constitutes and embodies the full and complete agreement and understandings of the parties with respect to the Employee's employment with Employer and supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof.

         2.23 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed a duplicate original.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 31st day of March, 1998.


                                         SUPERSHUTTLE INTERNATIONAL, INC.


                                         BY /s/ Tom LaVoy
                                            -----------------------------------
                                            Tom LaVoy
                                            Its
                                               --------------------------------
                                                                       EMPLOYER



                                         /s/ Steve Allan
                                         --------------------------------------
                                         Steve Allan
                                                                       EMPLOYEE


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                                   EXHIBIT "A"



Orange County
Los Angeles County
Riverside County
San Diego County
Any County Contiguous to the Above Named Counties


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